EXHIBIT 23





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Darden Restaurants, Inc.:

     We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-92702) of Darden Restaurants, Inc. of our report dated September 15, 2004, relating to the financial statements of the Darden Savings Plan for the year ended April 30, 2004, which appears in this Form 11-K of Darden Restaurants, Inc.


                                   /s/KPMG LLP

Orlando, Florida
October 26, 2004